EXHIBIT 23 – CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-91157 on Form S-8 of our report on the consolidated financial statements of Morgan’s Foods, Inc. dated June 14, 2006, (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement discussed in Note 2), appearing in this Annual Report on Form 10-K of Morgan’s Foods, Inc. for the year ended February 26, 2006.
/s/ Deloitte & Touche, LLP
Cleveland, Ohio
June 14, 2006